UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Legend International Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2011 Annual Stockholders’ Meeting to be held at Sebel Albert Park, 63 Queens Road, Melbourne Victoria 3004 Australia on July 28, 2011, at 2.30 pm.

We have attached a Notice of Annual Meeting of Stockholders and Proxy Statement that discuss the matters to be presented at the meeting.

At this year’s meeting, we will be asking our stockholders to (i) elect Joseph Isaac Gutnick, David Stuart Tyrwhitt, Allan Trench, Henry Herzog, Manish Gupta and U.S. Awasthi as directors; (ii) conduct a non-binding  advisory vote on the compensation of the named executive officers; (iii) cconduct a non-binding advisory vote on the frequency of stockholders votes on executive compensation;  (iv) to ratify the appointment of PKF LLP, Certified Public Accountants of 29 Broadway, New York, as the independent auditors of the Company; (v) approve an amendment to our Certificate of Incorporation to increase the Company’s authorized shares of common stock from three hundred million (300,000,000) to four hundred million (400,000,000);  and (vi) any other business that may properly come before the meeting or any adjournment of the meeting.

We hope that you will come to the Annual Meeting in person. Even if you plan to come, we strongly encourage you to vote now. Instructions on voting by facsimile or mail are shown on your proxy and in the Proxy Statement. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted. Your vote is important and will be greatly appreciated.

If you have any questions about the matters to be voted on at the Annual Meeting or you need help voting your shares, please contact me at (613) 8532 2866 or peterl@axisc.com.au.

Peter Lee
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on July 28, 2011:  The Proxy Statement and Annual Report to Stockholders are available at www.cstproxy.com/lgdi/2011.

LEGEND INTERNATIONAL HOLDINGS, INC.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Time

2.30 pm on July 28, 2011

Place

Sebel Albert Park, 63 Queens Road, Melbourne Victoria 3004 Australia

Purposes

1.	To elect six members of the Board of Directors to serve a one year term;
2.	Conduct a non-binding advisory vote on the compensation of the named executive officers;
3.	Conduct a non-binding advisory vote on the frequency of stockholders votes on executive compensation;
4.	To ratify the appointment of PKF LLP, Certified Public Accountants of 29 Broadway, New York as the independent auditors of the Company;
5.
To approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from  three hundred million (300, 000,000) to four hundred million (400,000,000); and

6.	To transact any other business that properly comes before the Meeting or any adjournment of the Meeting.

Record Date

You can vote if you were a stockholder of record at the close of business on June 28, 2011.

By order of the Board of Directors

Peter Lee
Secretary

June 24, 2011
Melbourne, Victoria, Australia

HOW TO VOTE

Your vote is important. You may vote by using a traditional proxy card and returning it to us by mail to Att: Proxy Department, Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, USA.  Whether or not you plan to attend the Annual Meeting, please execute, date and promptly return the enclosed proxy.  A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.  If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person.

LEGEND INTERNATIONAL HOLDINGS, INC.

Proxy Statement

Table Of Contents	Page

General Information about the Solicitation	2

Proposal 1 - Election of Directors	4

Executive Compensation	11

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	17

Certain Relationships and Related Transactions	19

Proposal 2 – Non-Binding Advisory Vote on the Compensation of the Named Executive Officers	21

Proposal 3 – Non-Binding Advisory Vote on the Frequency of Stockholders Votes on Executive Compensation	22

Proposal 4 – Ratification of Appointment of Independent Auditors	23

Proposal 5 – To approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from three hundred million (300, 000,000) to four hundred million (400,000,000)	24

Requirements, Including Deadlines, for Submission of Stockholder Proposals and Nominations of Directors	25

Other Matters	26

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE SOLICITATION

We are sending you these proxy materials in connection with the solicitation by the Board of Directors of Legend International Holdings, Inc. (OTCBB: LGDI) of proxies to be used at Legend’s Annual Meeting of Stockholders to be held on July 28, 2011, and at any adjournment or postponement of the Meeting. “We”, “our”, “us” and the “Company” all refer to Legend.  The proxy materials are first being mailed on or about July 1, 2011.

Who may vote

You will only be entitled to vote at the Annual Meeting if our records show that you held your shares on June 28, 2011. At the close of business on June 20, 2011, a total of 226,407,246 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

How to vote

If your shares are held by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the Annual Meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares as described below.

Vote by mail

If you choose to vote by facsimile or mail, simply mark your proxy, date and sign it, and return it to us in the envelope provided. If the envelope is missing, please mail your completed proxy card to Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, USA.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

How to revoke your proxy

You may revoke your proxy at any time before it is voted. If you are a record stockholder, you may revoke your proxy in any of the following ways:

●	by giving notice of revocation at the Annual Meeting.
●	by timely delivery of written instruction revoking your proxy to Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, USA.
●	by voting in person at the Annual Meeting.

How votes will be counted

The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Meeting. If you have returned a valid proxy or are a record holder and attend the Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. Abstentions and broker “non-votes” are also counted in determining whether a quorum is present. A “broker non vote” occurs when a broker, bank or nominee that holds shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.  Under New York Stock Exchange rules, brokers are not permitted to vote on the election of directors, the advisory vote on the compensation of the Named Executive Officers or the advisory vote on the frequency of stockholder votes on executive compensation; brokers may vote on these matters only if a stockholder provides voting instructions.

If a quorum is not present at the Annual Meeting, a majority of the shares present, in person or by proxy, has the power to adjourn the Meeting from time to time until a quorum is present. Other than announcing at the Annual Meeting the time and place of the adjourned Meeting, no notice of the adjournment will be given to stockholders unless required because of the length of the adjournment.

Under our By-laws, Directors will be elected by a plurality of the votes cast at the meeting.

Under Delaware law, the amendment to the Company’s Certificate of Incorporation to increase our authorized shares of common stock will be approved if a majority of the outstanding shares of common stock entitled to vote at the meeting vote “FOR” this item.

Advisory Votes. Because the votes on these proposals are non-binding and advisory in nature, they will not (i) affect any compensation already paid or awarded to any named executive officer, (ii) be binding on or overrule any decisions by the Board of Directors, (iii) create or imply any additional fiduciary duty on the part of the Board of Directors, and (iv) restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. See Proposal No. 2 - Non-Binding Advisory Vote on the Compensation of the Named Executive Officers and Proposal No. 3- Non-Binding Advisory Vote on the Frequency of Stockholders Votes on Executive Compensation for a description of these proposals.

The ratification of PKF will be approved if a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this item vote “FOR” this item.

Abstentions and broker “non-votes” are not counted in the election of directors or the approval of any other matter, except that abstentions and broker non-votes will have the same effect as a vote against the proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock.

List of stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 9.00 a.m. and 5.00 p.m., at our principal executive offices at Level 8, 580 St Kilda Road Melbourne Victoria 3004 Australia.

Cost of this proxy solicitation

We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card.  In addition to the use of mail, our employees may solicit proxies personally and by telephone.  Our employees will receive no compensation for soliciting proxies other than their regular salaries.  We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies.  We may reimburse such persons for their expenses incurred in connection with these activities.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our By-laws provide that the number of Directors of the Company shall be a minimum of one person and that the number of directors which shall thereafter constitute the whole Board shall be determined by the Board of Directors.  The Board has determined that the number of Directors constituting the whole Board shall be six.

Directors need not be stockholders of the Company or residents of the State of Delaware.  Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified.  Directors may receive compensation for their services as determined by the Board of Directors. A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains.  A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholder or until a special meeting is called to elect Directors.

Our Board of Directors currently has six members who hold office for a period of one year.

Your proxy will be voted FOR the election of the six nominees named below, unless you withhold authority to vote for any or all of the nominees. Management has no reason to believe that a nominee will be unwilling or unable to serve as a director. However, if a nominee is unwilling or unable to serve, your proxy will be voted for another nominee designated by our Board of Directors.

Director nominees

The following are management’s director nominees

Name	Director Since
Joseph Isaac Gutnick	November 2004
David Stuart Tyrwhitt	February 2005
Dr U.S Awasthi	August 2008
Dr Allan Trench	August 2008
Mr Manish Gupta	December 2010
Henry Herzog	August 2008

Directors and executive officers

The following table lists our directors and executive officers.

Name	Age	Position(s) Currently Held with the Company
Joseph Gutnick	58	Chairman of the Board, President, Chief Executive Officer and Director
David Tyrwhitt	73	Vice President and Director
Dr U.S Awasthi	65	Director
Dr Allan Trench	46	Director
Mr. Manish Gupta	44	Director
Henry Herzog	70	Director
Peter Lee	53	Chief Financial Officer and Secretary
Craig Michael	33	Executive General Manager
Edward Walker	39	Project Manager

The following paragraphs provide information as of the date of this proxy statement about each director as well as about each executive officer. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each director's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors have demonstrated an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

Joseph Gutnick

Mr Gutnick has been Chairman of the Board, President and Chief Executive Officer since November 2004 and has been Chairman of the Board, President and Chief Executive Officer of numerous public listed companies in Australia and the USA specialising in the mining sector since 1980. Mr Gutnick is currently Chairman of the Board, President and Chief Executive Officer of Golden River Resources Corporation, Northern Capital Resources Corporation, Great Central Resources Corporation, Electrum International, Inc. and Aurum, Inc., US corporations; and Executive Chairman and Managing Director of North Australian Diamonds Limited, Top End Uranium Limited and Quantum Resources Limited, all listed on Australian Securities Exchange. He has previously been a Director of Hawthorn Resources Limited, Astro Diamond Mines NL, Acadian Mining Corporation and Royal Roads Corporation in the last five years. Mr Gutnick was previously been a Director of the World Gold Council.  He is a Fellow of the Australasian Institute of Mining & Metallurgy and the Australian Institute of Management and a Member of the Australian Institute of Company Directors.

Mr Gutnick’s extensive experience in leading teams in building and operating major mining operations in Australia as well as his experience in founding and serving as the chief executive officer and chairman of a number of public companies will provide our Board with valuable executive leadership and management experience.

Mr Gutnick devotes a majority of his business time to the affairs of the Company.

David Tyrwhitt

Dr Tyrwhitt was appointed a Director in March 2005. He is a geologist, holding a Bachelor of Science and PhD degrees and has 50 years experience in mineral exploration and management development and operation of gold and diamond mines in Australia.  Dr Tyrwhitt has been a Director of numerous public listed companies in Australia in the mining industry and is currently a Director of Hawthorn Resources Limited, Bassari Resources Ltd, Quantum Resources Limited, Golden River Resources Corp, a Delaware corporation (GORV.OB) and Northern Capital Resources Corp., a Delaware corporation since 2008. In the last five years, he has also been a Director of Astro Diamond Mines NL.

Dr Tyrwhitt’s experience in working on mining projects in Australia and technical skills will provide our Board with an Australian perspective to mining operations.

U.S. Awasthi

Dr Awasthi was appointed a Director in August 2008. Dr. Awasthi has been the Managing Director of IFFCO since February 1993, the largest producer and seller of fertilizers in India. Dr. Awasthi has worked in various pivotal positions in IFFCO & KRIBHCO and acquired all-round expertise in planning and execution of fertilizer plants and was closely associated with the construction of Hazira as well as Aonla Projects. In 1986, he joined Pyrites, Phosphates & Chemicals Limited (PPCL) as its Chairman and Managing Director. He also held additional charge as Chairman & Managing Director of Rashtriya Chemicals & Fertilizers Ltd. (RCF) from April 1991 to March 1992. Dr Awasthi was the Chairman of the Fertilizer Association of India (FAI), New Delhi, during 1994-96. He held the position of President, International Fertilizer Industry Association (IFA), Paris during 1997-99. Dr Awasthi has over 30 papers to his credit and has co-authored a book ‘Fertilizer Industry in India’.

Dr Awasthi’s experience in the international fertilizer markets will provide our Board with a valuable perspective on the development and operation of fertilizer plants and marketing of fertilizer products.

Allan Trench

Dr Trench was appointed a Director in August 2008. Dr Allan Trench is a geologist/geophysicist and business management consultant with approximately 20 years experience within the Australian resources sector across a number of commodity groups and is currently Chairman of the Board and a Director of Acadian Mining Corporation (ADA:TSX), a Director of Navigator Resources Ltd, Pioneer Resources Limited and Venturex Resources Limited, companies listed on Australian Securities Exchange and was a Director of Heron Resources Ltd during the past five years. Dr Trench was the Exploration Manager for WMC for the Leinster-Mt Keith region and then managed a number of exploration companies associated with Mr Joseph Gutnick before joining McKinsey & Company as a management consultant. In his role at McKinsey, Dr Trench was an advisor to a number of large international resources companies on strategic, organization and operational issues. From 2004 to 2006 Dr Trench was employed in a contract role as corporate strategist end benchmarking manager at Woodside Energy, helping to building Woodside’s capability in strategy, benchmarking and performance improvement across its global asset portfolio. Following this, he was employed by the CRU Group and was firstly responsible for global copper research managing a team of 12 analysts and more recently as Regional Director - Australasia. Dr Trench also serves as a non executive director for two other resource companies and currently holds the title of Adjunct Professor of Mineral Economics & Mine Management at the WA School of Mines, Curtin University.

Dr Trench’s experience in working on complex mining projects internationally and Australia and technical skills will provide our Board with a valuable perspective on conducting business in international jurisdictions.

Manish Gupta

Mr Gupta was originally appointed a Director in August 2008, before resigning in November 2009 due to other commitments. Mr Gupta was re-appointed as a Director in December 2010. Mr Manish Gupta graduated from the Indian Institute of Technology (IIT), Delhi, India in 1988 with a Bachelor of Technology specialising in Civil Engineering and continued his studies at the Institute of Management (IIM), Calcutta, India where he gained a Post Graduate Diploma in Management in 1990 specialising in Development, Marketing, and then at the University of Pune, Pune, India where he gained a Bachelor of Laws (LLB) in 1996 excelling in Taxation and Commercial Laws. Mr Gupta has held several positions in the Indian Government including with the Indian Taxation Office and as Deputy Secretary to the Government of India, Ministry of Chemicals and Fertilisers, and as an Additional Commissioner of Income Tax and Officer on Special Duty to the Revenue Secretary, Government of India. In May 2004, he joined IFFCO and currently heads the strategic management team of IFFCO, responsible for formulating the future vision of the society and associated strategic decision making including setting up new ventures and partnerships, acquisition of existing ventures and diversification in new areas.

Mr. Gupta’s experience in the international fertilizer markets and his engineering background will provide our Board with a valuable perspective in the development of the Company’s phosphate project.

Henry Herzog

Mr Henry Herzog has more than 40 years of corporate and management experience. He has been a Director of the Company since August 2008. Mr Herzog has served in various positions as President, Vice President or Director of a number of publicly listed companies in Australia and the United States, predominantly in the mining sector and is currently also a Director of North Australian Diamonds Limited (NAD:ASX). Mr Herzog was responsible for the restructuring and reorganization of several publicly listed companies including Bayou International Limited, now known as Golden River Resources Corporation (GORV.OB), where he served as its President and Chief Executive Officer from 1986 to 1999 and as a Vice President from 1988-1989. For at least the past five years, Mr Herzog has also been managing a number of private investment entities. He is also a member of the Board of Trustees of a non-profit college of higher education.

Mr Herzog’s experience in corporate and management of international companies will provide our Board with a valuable perspective on conducting business in international jurisdictions.

Peter Lee

Mr Lee has been Chief Financial Officer since March 2005 and Secretary since November 2004.  He is a Director, Chief Financial Officer and Secretary of Golden River Resources Corp, a Delaware corporation (GORV.OB), Chief Financial Officer and Secretary of Aurum, Inc. (AURM.OB), Electrum International, Inc. (PNDI.OB), Northern Capital Resources Corp and Great Central Resources Corp, and Chief Financial Officer and Company Secretary of North Australian Diamonds Limited, Top End Uranium Ltd and Quantum Resources Limited, all listed on Australian Securities Exchange. Mr Lee is also President, Chief Executive Officer and Director of Acadian Mining Corporation (ADA:TSX) and Chairman of the Board and Director of Royal Roads Corp (RRO:TSX-V). Mr Lee is a Member of the Institute of Chartered Accountants in Australia, a Fellow of Chartered Secretaries Australia Ltd., a Member of the Australian Institute of Company Directors and holds a Bachelor of Business (Accounting) from Royal Melbourne Institute of Technology. He has over 30 years commercial experience and is currently Chief Financial Officer and Company Secretary of several listed public companies in Australia.

Mr Lee devotes a majority of his business time to the affairs of the Company.

Craig Michael

Mr Michael has been Executive General Manager of the Company since September 2007 and has more than nine years experience in the mining and resources industry and is a Director of Aurum, Inc. (AURM:OB), Electrum International, Inc. (PNDI:OB), Quantum Resources Limited (QUR:ASX) and North Australian Diamonds Limited (NAD:ASX). From February 2004 to September 2007, he was employed by Oxiana Ltd where he was based in Laos in a Supervisor/Trainer role, both as a Mine Geologist and Resource Geologist at the Sepon Copper Gold Project. He was responsible for the geological interpretation of the Khanong copper-gold deposit and the surrounding oxide and primary gold deposits. In conjunction with training the national geologic staff in all mining and resource geology functions Mr Michael also conducted resource estimates for public reporting. Prior to his time with Oxiana, he was a Mine Geologist at Sons of Gwalia’s Carosue Dam Gold Project in Western Australia where he also conducted his honours thesis on their flagship Karari gold deposit.

Edward Walker

Mr Walker has been Project Manager of the Company since October 2008. He has acquired extensive international experience in the mining and water sectors via a number of senior engineering and project manager roles in international organizations, including as Principal Engineer for Parsons Brinkerhoff Australia from April 2007 to October 2008 and prior to that was with Bahia Mineracao Limitada as Senior Project Manager. Mr Walker spent over 10 years in senior engineering roles in Australia and the United Kingdom before spending two years as a senior project manager of an Iron Ore Mining project run by Brazilian company Bahia Mineração Limitada (BML). He then moved to a multi-disciplinary engineering firm Parsons Brinkerhoff as a Principal Engineer responsible for business development and delivery of client projects. Mr Walker has a Bachelor of Engineering (Civil) from Swinburne University of Technology and an Executive MBA from the Business School of São Paulo.

Involvement on Certain Material Legal Proceedings During the Last Ten Years

 No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.  No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities. No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

BOARD AND COMMITTEES

Our Board of Directors consists of six members, of whom three have been, and continue to be, independent under applicable regulations (See “Audit Committee” below).  During fiscal 2010, our Board of Directors met twice. The Board of Directors also uses resolutions in writing to deal with certain matters and during fiscal 2010, one resolution in writing was signed by all Directors.

On June 27, 2008 Board of Directors resolved to adopt an Audit Committee Charter, a Compensation Committee Charter and also resolved to adopt rules surrounding the nomination of directors. On August 12, 2008 the Board of Directors resolved to appoint Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog to the Audit Committee and that Dr Allan Trench be the Chair of the Committee.

On August 12, 2008 the Board of Directors resolved to appoint Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog to the Compensation Committee and that Dr David Tyrwhitt be the Chair of the Committee.

On August 12, 2008 the Board of Directors resolved to appoint Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog to the Nominating Committee and that Dr David Tyrwhitt be the Chair of the Committee.

Board Leadership Structure and Risk Oversight

The office of the Chairman of the Board and Chief Executive Officer currently are held by the same individual.  The Company believes that the combined role is more efficient for a company that currently is focused on the development of a large project.  Also, the Company’s Board of Directors sets the Company’s strategy and goals so the Chairman of the Board must be an integral part of that process, and he can provide strategic guidance to the Board by virtue of his role as Chief Executive Officer.

The Company’s Board is responsible for monitoring and assessing the Company’s risks, which include risks associated with operations, financing and capital investments.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Because the Company’s common stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange regarding the membership of the Company’s Audit Committee. However, each of the members of the audit committee is independent as defined in the listing standards for the Nasdaq Capital Market.

The Board has adopted a written charter for the Audit Committee. The charter may be viewed on the Company’s website at www.lgdi.net

The Audit Committee currently consists of three independent Directors: Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog.  The Board has designated Dr Trench as an “audit committee financial expert” under the rules and regulations of the SEC for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 after determining that he meets the requirements for such designation.

The functions of the Audit Committee include:

●	making recommendations to the Board regarding the selection of independent auditors,
●	reviewing the results and scope of the audit and other services provided by the Company’s independent auditors, and
●	reviewing and evaluating the Company’s audit and control functions.

The Audit Committee met four times during fiscal 2010.

Compensation Committee

The Compensation Committee currently consists of three independent Directors: Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog.

The functions of the Compensation Committee include:

●	reviewing and recommending for Board approval compensation for executive officers, and
●	making policy decisions concerning salaries and incentive compensation for employees and consultants of the Company.

The Compensation Committee met once in fiscal 2010.

The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at www.lgdi.net.

Nominating Committee

The Nominating Committee is currently comprised of Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog. Each member of the Nominating Committee is independent as defined by the Nasdaq Stock Market listing standards. The Nominating Committee is responsible for overseeing and evaluating the Board’s performance and selecting and evaluating prospective board of director nominees and reviewing all matters pertaining to fees and retainers paid to directors for service on the board of directors or a board committee. The Committee also oversees and provides advice to the Board regarding our corporate governance policies, practices and procedures.

The Nominating Committee will receive, review and evaluate director candidates recommended by stockholders. Candidates proposed by stockholders will be evaluated by the Committee in the same manner as candidates who are not proposed by stockholders. While stockholders may propose director nominees at any time, we must receive the required notice (described below) on or before the date set forth in the prior year’s annual proxy statement under the heading “Shareholder Proposals” in order to be considered by the Committee in connection with our next annual meeting of stockholders.

Shareholders wishing to recommend a director candidate to serve on the board may do so by providing advance written notice to the Chairman of the Nominating Committee, which identifies the candidate and includes certain information regarding the nominating stockholder and the candidate.

A nominee for director should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to the Company. The Nominating Committee will evaluate the independence of directors and potential directors, as well as his or her business experience, or specialized skills or experience. The Committee will also consider issues involving possible conflicts of interest of directors or potential directors.  We do not have a policy with respect to the use of diversity as a criteria for Board membership and do not consider diversity in the selection of our Directors.

Code of Ethics

We have adopted a Code of Conduct and Ethics and it applies to all Directors, Officers and employees.  A copy of the Code of Conduct and Ethics is posted on our website www.lgdi.net  and we will provide a copy to any person without charge.  If you require a copy, you can download it from our website or alternatively, contact us by facsimile or email and we will send you a copy.

Report of the Audit Committee

Management is responsible for Legend’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Legend’ independent auditors are responsible for auditing those financial statements.

In performing our oversight duties we rely on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We also rely on the representations of the independent auditors included in their report on Legend’s financial statements.

Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures. Furthermore, our contacts with management and the independent auditors do not assure that:

●	Legend’s financial statements are presented in accordance with generally accepted accounting principles,
●	the audit of Legend’s financial statements has been carried out in accordance with generally accepted auditing standards or
●	Legend’s independent accountants are in fact “independent.”

In connection with the inclusion of the audited financial statements in Legend’s 2010 annual report on Form 10-K, the Board of Directors:

●	reviewed and discussed the audited financial statements with management,
●	discussed with our independent auditors the materials required to be discussed by SAS 61,
●	reviewed the written disclosures and the letter from our independent auditors required by Independent Standards Board Standard No. 1 and discussed with our independent auditors their independence, and
●	based on the foregoing review and discussion, recommended to the Board of Directors that the audited financial statements be included in Legend’s 2010 annual report on Form 10-K.

Dr Allan Trench
 Chairman of the Audit Committee
Dr. David Tyrwhitt
Mr. Henry Herzog

Stockholder Communications with the Board

Stockholders who wish to communicate with the Board of Directors should send their communications to the Chairman of the Board at the address listed below.  The Chairman of the Board is responsible for forwarding communications to the appropriate Board members.

Mr. Joseph Gutnick
Legend International Holdings, Inc.
PO Box 6315
St Kilda Road Central
Melbourne, Victoria 8008
Australia

Annual Meeting Attendance

The Company encourages all Directors to attend the Annual Meeting of Stockholders either in person or by telephone. Three Directors attended the Company’s 2010 Annual Meeting of Stockholders either in person or by telephone.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, our Directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in our Common Stock and are also required to provide to us copies of such reports.  Based solely on such reports and related information furnished to us, we believe that in fiscal 2010 all such filing requirements were complied with in a timely manner by all Directors and executive officers and 10% stockholders.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview
Our executive compensation program for our Chief Executive Officer and Chief Financial Officer, and our other executive officers (including up to three of our executive officers whose total compensation exceeds $100,000 per annum), whom we collectively refer to as our named executive officers, consists of (i) base salary and (ii) incentive compensation in the form of cash bonuses and (iii) equity-based incentive compensation awards under the Company’s 2006 Equity Incentive Plan. Our executive compensation program has historically included and continues to include very few perquisites. In August 2008 the Company’s Board of Directors appointed a Compensation Committee which is responsible for reviewing and approving the compensation paid by us to the named executive officers. Prior thereto, compensation decisions were determined by the full Board of Directors. The services of our named executive officers are provided to us under a Service Agreement with AXIS Consultants Pty Ltd. Cash compensation is paid to the named executive officers by AXIS and is reimbursed to AXIS by the Company.

Compensation Objectives

The Compensation Committee’s philosophy is to establish executive compensation policies linked to the creation of stockholder value. Our compensation program is designed to:

•
Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size and at a comparable stage of development within our industry;

•	Align the interests of the executive officers with those of the stockholders with respect to short-term operating goals and long-term increases in the value of our common stock; and
•	Provide a strong emphasis on equity-based compensation and equity ownership, creating a direct link between stockholder and management interests.

These objectives serve as the guiding principles for all the decisions the Compensation Committee makes with respect to the amount and type of compensation payable to our named executive officers.  The Compensation Committee did not retain or obtain the advice of a compensation consultant in connection with the Committee’s activities.

Mix of Compensation Elements

Our executive compensation during fiscal 2010 consisted of base salary, benefits and perquisites. We do not have any formal or informal policy or target for allocating compensation between long-term and short term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Similarly, compensation decisions regarding one compensation component do not directly affect decisions regarding other compensation elements. For example, an increase to the base salary of a named executive officer does not require a formulaic decrease to another element of the executive’s compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components.

We believe that together all of our compensation components provide a balanced mix of base compensation and compensation that is contingent upon each executive officer’s individual performance and our overall performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is critical in achieving this goal. Base salaries provide executives with a base level of monthly income and security. long-term equity incentive awards link the interests of our executives with our stockholders, which motivates our executives to create stockholder value. In addition, we want to ensure that our compensation programs are appropriately designed to encourage executive officer retention, which is accomplished through all of our compensation elements.  We also consider whether the Company’s executive compensation programs encourage excessive risk taking or raise the Company’s risk profile, which we do not believe to be the case.

Components of Compensation

Base Salary.  The base salaries for the Company’s named executive officers for the year ended December 31, 2010 were reviewed effective December 2009 by AXIS with the consultation and approval of the Company’s Board of Directors. The services of our named executive officers are provided to us under a Service Agreement with AXIS Consultants Pty Ltd. Cash compensation is paid to the named executive officers by AXIS and is reimbursed to AXIS by the Company. AXIS advised that adjustments to base salaries are generally determined based upon a number of factors, including the client companies performance (to the extent such can fairly be attributed or related to each executive’s performance), as well as the nature of each executive’s responsibilities, capabilities and contributions, and whether their salary fairly reflect job responsibilities and prevailing market conditions and rates of pay. AXIS advised that it considered each of these factors but did not assign a specific value to each factor in setting base salaries for 2010. The Company believes that the remuneration (including salaries) charged to the Company by AXIS for the Company’s named executive officers have historically been reasonable in relation to the Company’s size and performance. We do not use benchmarking as a fixed criteria to determine compensation.  Rather, after subjectively setting compensation based on the above factors, we reviewed the compensation paid to officers based on our knowledge of salaries paid in the industry in Australia to obtain a general understanding of the reasonableness of base salaries and other compensation payable to our named executive officers. AXIS has advised that the level of remuneration charged to the Company for the named executive officers for the year ended December 31, 2010 was comparable to 2009 as a result of the continuing significant amount of time spent by those named executive officers with the development of the phosphate project of the Company, the investments of the Company and corporate compliance matters dealt with as a result of the increase in the level of activity. The Company acknowledged the increase in activity referred to by AXIS and believes the increase in the level of remuneration appropriate given the circumstances.

Cash Bonuses   AXIS with the acknowledgement of the Company, did not pay cash bonuses in 2010 given the status of the Company’s phosphate project. In 2009, AXIS with the acknowledgement of the Company awarded cash bonuses to the Company’s named executive officers for the period July 2008 to December 2009 to acknowledge the significant work undertaken by the named executives of the Company in advancing the phosphate project of the Company for the benefit of stockholders. The bonuses were not based on a predetermined formula. In determining the contribution of each individual executive, the Company acknowledged the contribution of each of the executive management team in the efficient running of the Company, Mr. Gutnick and Michael in the Company’s negotiations with external parties in the advancement of the Company’s affairs and activities, Mr. Walker’s contribution in leading the development team in pre-development activities and negotiations with potential infrastructure companies; and Mr. Lee’s contribution in leading the finance, corporate and secretarial team through the increasing compliance and reporting matters in connection with the Company’s acquisition of its interest in NADL. Each of the bonuses were based on a flat amount plus an amount of 10% of salary. The Company’s independent directors, at the time, were consulted on the bonuses and determined that the bonuses were reasonable given the overall advancement of the Company’s activities.

2006 Equity Incentive Plan.  Under the 2006 Equity Incentive Plan, certain management and key employees of the Company are granted time-based options to purchase common stock issued by us. Time-based options generally vest ratably over a three-year period on the anniversary of the date of the grant. Time-based options generally vest upon a change of control, subject to certain conditions, and expire ten years from the date of grant. Our Board of Directors believes that equity-based compensation awards foster and promote our long-term financial success by linking the interests of our executive management team with our stockholders. The Board also believes that increasing the personal equity stake of our executive officers in our continued success and growth can potentially materially increase stockholder value. Equity-based compensation awards also enable us to attract and retain the services of an outstanding management team, upon which the success of our operations are largely dependent.

Benefits and Perquisites

We also offer to certain executives limited perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The perquisites provided to the named executive officers include vehicle allowances and superannuation and are quantified in the Summary Compensation Table below.

In accordance with the laws of Australia, AXIS pays an amount equal to 9% of a named executives base salary into superannuation. Executives have the ability to make further contributions to a superannuation fund. Furthermore, in accordance with the laws of Australia, the named executives have the ability to direct superannuation contributions to a superannuation fund of their choosing. Superannuation funds are accumulation funds and are not defined benefit funds, therefore, AXIS nor the Company has a legal obligation to the superannuation funds other than remitting contributions, which AXIS have advised have been made to superannuation funds as required by law.

Accounting and Tax Treatment

The accounting treatment of our compensation plans is not a significant factor in how we design our executive compensation plans. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to named executive officers, excluding performance-based compensation. Through December 31, 2010, we have not paid compensation to any of our named executive officers in excess of $1,000,000, excluding performance-based compensation, thus Section 162(m) has not limited our ability to deduct executive compensation, however the Compensation Committee will continue to monitor the potential impact of this provision on our ability to deduct executive compensation.

Elements of Post-Termination Compensation

The Company does not currently have a severance plan or similar agreement with any named executive officers. Under the 2006 Equity Incentive Plan, upon a merger, reorganization, or sale of the Company, the Committee may (i) provide that any or all options are exercisable in full; (ii) provide for the substitution of any or all options by a successor or purchaser Company; or (iii) make any other provision for outstanding options as the Committee deems appropriate. After the termination of service of an employee, director or consultant, (other than termination for cause) he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Upon a change in control, all outstanding options become fully vested and exercisable.

Stock Ownership Guidelines

The Company does not have stock ownership guidelines for its named executives; however, the Committee considers the number of options previously granted to named executives in determining whether to grant additional options and in what amounts.

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s  2010 Annual Report on Form 10-K.

Compensation Committee:

Dr. Allan Trench
Dr. David Tyrwhitt
Mr. Henry Herzog

The following table sets forth the annual salary, bonuses and all other compensation awards and pay outs on account of our Chief Executive Officer, Chief Financial Officer and Secretary and Executive General Manager for services rendered to us during the fiscal years ended December 31, 2008, 2009 and 2010, and for our and Project Manager for 2009 and 2010.  No other executive officer received more than US$100,000 per annum during this period.

Summary Compensation Table

Name and Principal Position	Year	Salary (A$)	Bonus (A$)	Stock Awards (A$)	Option Awards (A$)	Non-Equity Incentive Plan Compensation (A$)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (A$)	All Other Compensation (A$)	Total (A$)
Joseph Gutnick, Chairman of the Board, President and CEO	2010 2009 2008	718,031 675,210 487,000	- 125,000 100,000	- - -	1,323,168 (i)	- - -	- - -	158,557 147,886 118,288 (ii)	876,588 948,096 2,028,456
Peter Lee, CFO & Secretary	2010 2009 2008	309,389 309,596 214,634	- 82,500 80,000	- - -	480,499 (i)	- - -	- - -	85,248 98,417 58,339 (ii)(iii)	394,637 490,513 833,471
Craig Michael, Executive General Manager	2010 2009 2008	323,750 254,377 206,518	- 77,500 80,000	- - -	699,453 (i)	- - -	- - -	112,710 75,170 19,362 (ii)(iii)	436,460 407,047 1,005,333
Edward Walker, Project Manager	2010 2009	275,000 240,837	- 75,000	- -	71,351 (i)	- -	- -	27,990 40,291 (ii)(iii)	302,990 427,479
(i)
The amounts included in the table for option awards have been calculated in accordance with FASB ASC Topic 718. They relate to the value of the options that have not been exercised by the individual and accordingly no value has been realized.  See Note 7 to the Company’s Consolidated Financial Statements.

(ii)	Includes share of superannuation contributions made by AXIS applicable to salaries charged to the Company.
(iii)	Includes share of cost of motor vehicle costs made by AXIS applicable to Messrs. Lee, Michael and Walker and accommodation for Mr Michael as charged to the Company.

The services of our Chief Executive Officer, Chief Financial Officer & Secretary, Executive General Manager and Project Manager are provided to us pursuant to a Service Agreement effective December 1, 2004 (the “Service Agreement”) by and between AXIS Consultants Pty Limited and ourselves.

Grants Of Plan-Based Awards In Fiscal 2010

There were no options granted to executive officers during fiscal 2010.

Outstanding Equity Awards at Fiscal Year-End

Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Been Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph Gutnick, Chairman of the Board, President and CEO	5,000,000 2,250,000	- -	-	US$2.00 US$1.00	2/07/18 9/19/16	-	-	-	-
Peter Lee, CFO and Secretary	787,500 787,500 1,000,000	- - -	-	US$0.444 US$1.00 US$1.00	9/19/16 9/19/16 12/28/17	- - -	- - -	- - -	- - -
Craig Michael, Executive General Manager	150,000 150,000 1,250,000	- - -	- - -	US$0.444 US$1.00 US$1.00	9/10/17 9/10/17 12/28/17	- - -	- - -	- - -	- - -
Edward Walker, Project Manager	333,334	-	-	US$1.00	04/12/18	-	-	-	-

2006 Equity Incentive Plan

The 2006 Plan provides for the granting of options. The maximum number of shares available for awards is 10% of the issued and outstanding shares of Common Stock on issue at any time.  If an option expires or is cancelled without having been fully exercised or vested, the remaining shares will generally be available for grants of other awards.

The 2006 Plan is administered by the Board comprised solely of directors who are not employees or consultants to Legend or any of its affiliated entities.

Any employee, director, officer, consultant of or to Legend or an affiliated entity (including a company that becomes an affiliated entity after the adoption of the 2006 Plan) is eligible to participate in the 2006 Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the success of Legend or an affiliated entity. During any one year period, no participant is eligible to be granted options to purchase more than 5% shares of our issued and outstanding Common Stock or if they provide investor relations activities, or are a consultant to the Company, 2% of the issued and outstanding shares of Common Stock in any 12 month period.

Options granted under the 2006 Plan are to purchase Legend Common Stock.  The term of each option will be fixed by the Board, but no option will be exercisable more than 10 years after the date of grant.  The option exercise price is fixed by the Board at the time the option is granted.  The exercise price must be paid in cash. Options granted to participants vest and have a term of 10 years.

No award is transferable, or assignable by the participant except upon his or her death.

The Board may amend the 2006 Plan, except that no amendment may adversely affect the rights of a participant without the participant’s consent or be made without stockholder approval if such approval is necessary to qualify for or comply with any applicable law, rule or regulation the Board deems necessary or desirable to qualify for or comply with.

Subject to earlier termination by the Board, the 2006 Plan has an indefinite term except that no ISO may be granted following the tenth anniversary of the date the 2006 Plan is approved by stockholders.

Other than the issue of these Options, there are no other current plans or arrangements to grant any options under the 2006 Plan.

Compensation Pursuant to Plans

The Company does not have any pension or profit sharing plans.  The Company does not have any employees and therefore has no superannuation obligations.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2010, information regarding options under our 2006 stock option plan, our only active plan.  The 2006 stock option plan has been approved by our stockholders. Outstanding options under this plan that are forfeited or cancelled will be available for future grants.  All of the options are for the purchases of our Common Stock.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available future issuance under equity compensation (excluding securities reflected in Column One)
Equity compensation plans approved by security holders	22,875,000	A$1.32	2,148,950
Equity compensation plans not approved by security holders	-	-	-

Director Compensation

Name	Fees Earned or Paid in Cash (A$)	Stock Awards ($)	Option Awards ($))	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total (A$)
David Tyrwhitt	66,000	-	-	-	-		66,000
Dr US Awasthi	60,000	-	-	-	-		60,000
Manish Gupta	-	-	-	-	-		-
Dr Allan Trench	66,000	-	-	-	-		66,000
Henry Herzog	66,000	-	-	-	-		66,000

It is our policy to reimburse Directors for reasonable travel and lodging expenses incurred in attending Board of Directors meetings. Commencing April 1, 2008, non-executive Directors are to be paid A$60,000 per annum and fees for attendance at board committee meetings have been set at A$1,500 per meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets out, to the best of our knowledge, the numbers of shares in us beneficially owned as at May 16, 2011 by:

(i)	each of our present Executive Officers and Directors,

(ii)	each person (including any “group” as that term is defined in Section 13(d)(3) of the Securities Exchange Act) who beneficially owns more than 5% of our Common Stock, and

(iii)	all of our present Directors and officers as a group.

Title of Class	Name	Number of Shares Owned		Percentage of Shares (1)

Shares of Common Stock	Joseph and Stera Gutnick *	75,161,726	(2)(3)(4)(5)	33.17
Shares of Common Stock	David Tyrwhitt *	1,000,000	(6)	**
Shares of Common Stock	U.S. Awasthi *	233,334	(7)	**
Shares of Common Stock	Manish Gupta	233,334	(8)	**
Shares of Common Stock	Allan Trench *	350,000	(9)	**
Shares of Common Stock	Henry Herzog *	1,118,274	(10)(11)	**
Shares of Common Stock	Peter Lee *	2,575,000	(12)	1.12
Shares of Common Stock	Craig Michael *	1,550,000	(13)	**
Shares of Common Stock	Edward Walker *	333,334	(14)	**

	All officers and Directors As a Group	82,555,002		34.52

Shares of Common Stock	Attara Fund Ltd. 767 Fifth Avenue – 12th Fl. New York, NY 10153	30,820,900	(15)	13.61

Shares of Common Stock	Kisan International Trading, FZE Emaar Business Park No.2, Office 562, Jebel Ali Dubai, UAE Post Box 261835	34,300,464	(16)	15.1

Shares of Common Stock	Soros Fund Management LLC 888 Seventh Avenue New York, NY 10106	23,431,180	(17)	10.35

*	unless otherwise indicated, the address for each person is C/- Legend International Holdings, Inc., Level 8, 580 St Kilda Road, Melbourne, Victoria 3004, Australia.

**	less than 1%

Notes relating to Item 12:

(1)	Based on 226,407,246 shares outstanding as of June 20, 2011.

(2)
Includes 48,010,476 shares of Common Stock owned by Renika Pty. Ltd., of both of which Mr Joseph Gutnick, Stera M. Gutnick and members of their family are officers, Directors and principal stockholders.  In 2008, Mr. Gutnick and Renika entered into a Shareholders Agreement with IFFCO pursuant to which the parties agreed to vote their shares in favor of the election of their respective Board nominees, including four nominees selected by Mr. Gutnick and two by IFFCO, subject to adjustment, based upon their proportionate share ownership.   The parties granted each other certain rights of first refusal  and tag-along rights with respect to future sale of shares by each other and their respective affiliates.  In addition, the parties agreed to vote by mutual agreement with respect to certain material actions requiring stockholder approval.

(3)
Includes shares issuable to Mr Joseph Gutnick upon exercise of 750,000 stock options of which vested on September 19, 2007, 750,000 options which vested on September 19, 2008, 1,666,667 options which vested on February 7, 2009, 750,000 options which vested on September 19, 2009, 1,666,667 options which vested on February 7, 2010 and 1,666,666 options which vested on February 7, 2011.

(4)	Joseph Gutnick and Stera Gutnick are husband and wife.
(5)
Includes 19,901,250 shares of Common Stock owned by Chabad House of Caulfield Pty Ltd. (“Chabad House”), a private corporation that is the trustee of the Heichal Menachem Community Centre Fund, a charitable organization. Joseph Gutnick and Stera Gutnick are directors of Chabad House but disclaim any beneficial interest in the shares of Common Stock owned by Chabad House.

(6)
Include shares issuable to Mr. Tyrwhitt upon exercise of stock options which vested on July 21, 2009 and 333,333 options which vested on July 21, 2010. Include shares issuable upon exercise of 333,334 options which vest on July 21, 2011.

(7)
Includes shares issuable to Dr. Awasthi upon exercise of 116,667 stock options which vested on December 4, 2009 and 116,667 options which vested on December 4, 2010. Does not include shares issuable upon exercise of 116,666 options which vest on December 4, 2011.

(8)
Includes shares issuable to Mr. Gupta upon exercise of 116,667 stock options which vested on December 4, 2009 and 116,667 options which vested on December 4, 2010. Does not include shares issuable upon exercise of 116,666 options which vest on December 4, 2011.

(9)
Includes shares issuable to Dr. Trench upon exercise of stock 116,667 options which vested on August 11, 2009 and 116,667 options which vested on August 11, 2010. Include shares issuable upon exercise of 116,666 options which vest on August 11, 2011.

(10)	Includes 884,940 shares of Common Stock owned by Riccalo Pty. Ltd., of which Mr Henry Herzog and members of his family are officers, Directors and principal stockholders.
(11)
Includes shares issuable to Mr. Herzog upon exercise of 116,667 stock options which vested on December 4, 2009 and 116,667 options which vested on December 4, 2010. Does not include shares issuable upon exercise of 116,666 options which vest on December 4, 2011.

(12)
Includes shares issuable to Mr. Peter Lee upon exercise of 525,000 stock options of which vested on September 19, 2007, 525,000 options which vested on September 19, 2008, 333,333 options which vested on December 28, 2008, 333,333 options which vested on December 28, 2009, 525,000 options which vested on September 19, 2009 and 333,334 options which vested on December 28, 2010.

(13)
Includes shares issuable to Mr. Craig Michael upon exercise of 100,000 stock options of which vested on September 10, 2008, 416,666 options which vested on December 28, 2008, 100,000 options which vested on September 10, 2009, 416,667 options which vested on December 28, 2009, 100,000 options which vested on September 10, 2010 and 416,667 options which vested on December 28, 2010.

(14)
Includes shares issuable to Mr. Walker upon exercise of 166,667 stock options which vested on December 4, 2009 and 166,667 options which vested on December 4, 2010. Does not include 166,666 shares issuable upon exercise of options which vest on December 4, 2011.

(15)	In accordance with a Schedule 13G dated December 3, 2009, Attara Capital L.P. and Mr. David Slager may be deemed to be beneficial owners of the shares of Common Stock.
(16)	Includes 34,300,464 shares of common stock owned by Kisan International Trading, FZE, a subsidiary of Indian Farmers Fertilizer Cooperative Limited (“IFFCO”). See footnote (2) above.
(17)
Based upon a Schedule 13G/A filed with the SEC on February 14, 2011:  Represents Shares held for the account of Quantum Partners LLP, a Cayman Islands exempted limited duration company (“Quantum Partners”) Quantum EMEA Fund Ltd., a Cayman Islands exempted limited liability company (“Quantum EMEA”), and RS Capital Partners Ltd., a Cayman Islands exempted limited liability company (“RE Capital”).  Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to Quantum Partners, Quantum EMEA, and RS Capital.  As such, SFM LLC has been granted investment discretion over portfolio investments, including the Shares, held for the account of Quantum Partners, Quantum EMEA, and RS Capital.  George Soros serves as Chairman of SFM LLC, Robert Soros serves as Deputy Chairman of SFM LLC, and Jonathan Soros serves as President and Deputy Chairman of SFM LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2004, the Company entered into an agreement with AXIS Consultants Pty Ltd to provide geological, management and administration services to the Company.  AXIS is affiliated through common management and is incorporated in Australia. AXIS’ principal business is to provide geological, management and administration services to companies. We are one of ten affiliated companies that AXIS provides services to, namely, Legend, Quantum Resources Limited, North Australian Diamonds Ltd, Top End Uranium Ltd, Northern Capital Resources Corp, Golden River Resources Corp, Great Central Resources Corp. (formerly Yahalom International Resources Corp), Aurum Inc, Electrum International Inc., Acadian Mining Corporation.  Each of the companies has some common Directors, officers and stockholders. In addition, each of the companies is substantially dependent upon AXIS for its senior management and certain mining and exploration staff.  A number of arrangements and transactions have been entered into from time to time between such companies.  It has been the intention of the affiliated companies and respective Boards of Directors that each of such arrangements or transactions should accommodate the respective interest of the relevant affiliated companies in a manner which is fair to all parties and equitable to the stockholders of each. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.

Legend holds a 9.09% interest in AXIS at a cost of A$1 and which is accounted for under the cost method and any profits generated by AXIS are returned to its stockholders in the form of dividends.

AXIS is paid by each company it manages for the costs incurred by it in carrying out the administration function for each such company. Pursuant to the Service Agreement, AXIS performs such functions as payroll, maintaining employee records required by law and by usual accounting procedures, providing insurance, legal, human resources, company secretarial, land management, certain exploration and mining support, financial, accounting advice and services. AXIS procures items of equipment necessary in the conduct of the business of the Company. AXIS also provides for the Company various services, including but not limited to the making available of office supplies, office facilities and any other services as may be required from time to time by the Company as and when requested by the Company.

We are required to reimburse AXIS for any direct costs incurred by AXIS for the Company.  In addition, we are required to pay a proportion of AXIS’s overhead cost based on AXIS’s management estimate of our utilization of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and overhead costs. Amounts invoiced by AXIS are required to be paid by us.  We are also not permitted to obtain from sources other than AXIS, and we are not permitted to perform or provide ourselves, the services contemplated by the Service Agreement, unless we first requests AXIS to provide the service and AXIS fails to provide the service within one month.

The Service Agreement may be terminated by AXIS or us upon 60 days prior notice.  If the Service Agreement is terminated by AXIS, we would be required to independently provide, or to seek an alternative source of providing, the services currently provided by AXIS. There can be no assurance that we could independently provide or find a third party to provide these services on a cost-effective basis or that any transition from receiving services under the Service Agreement will not have a material adverse effect on us.  Our inability to provide such services or to find a third party to provide such services may have a material adverse effect on our operations.

In accordance with the Service Agreement AXIS provides the Company with the services of our Chief Executive Officer, Chief Financial Officer, geologists and clerical employees, as well as office facilities, equipment, administrative and clerical services. We pay AXIS for the actual costs of such facilities plus a maximum service fee of 15%.

During 2010, AXIS charged the Company A$7,003,453 in management fees including salaries incurred in relation to AXIS staff that provided services to the Company, A$7,598,615 for exploration services provided to the Company, interest of A$174,011, and provided advances of A$17,318,036. AXIS charged interest at a rate between 10.05% and 11.19% for 2009. The amount due from AXIS at December 31, 2009 was A$2,818,609, and is included in non-current assets – advances to affiliates.

The Company appointed Mr Mordechai Gutnick, as the Company’s General Manager, Business in December, 2007. Mr Gutnick is the son of Joseph Gutnick, the Company’s President and Chairman of the Board. Mr Mordechai Gutnick receives an annual salary paid via AXIS.  In addition, in December, 2007, Mr Mordechai Gutnick was granted 2,000,000 stock options.

During the 2010 year, the Company increased it investment in North Australian Diamonds Ltd (“NADL”) through on-market purchases on the Australian Securities Exchange. At December 31, 2010, the Company held 50.40% of the issued shares of NADL. The Company’s President and Chief Executive Officer, Executive General Manager and one of its independent Directors are Executive Chairman and Managing Director, and Directors respectively of NADL.  In addition, the Company’s President is a director and officer of Great Central Resources Corporation (“GCRC”). During Legend’s takeover bid for NADL in 2009, GCRC tendered 378,275,603 NADL shares to the Company for which it received A$3,058,660, or A$0.008 per share, which represented its cost of purchase for the NADL shares and was less than the A$0.015 per share purchase price paid to the non-affiliated stockholders of NADL.  All of the shares in GCRC are held in trust by Northern Raizel Pty Ltd., as trustee of a family trust for the benefit of members of the Company’s President’s family. The Company’s President is a director and a stockholder of Northern Raizel. The Company’s President did not take part in any material decision made by either the Company or NADL relating to the Offer and/or the Takeover Bid.

During the 2009 year, the Company and NADL entered into a camp access agreement and airfield access agreement relating to the Merlin camp and airstrip to allow the Company to utilize these facilities. During the 2010 year, under the camp access agreement, the Company paid NADL A$322,184 for accommodation, meals and fuel and the Company paid NADL A$205,205 for costs incurred on behalf of Legend. NADL paid the Company A$505,648 for costs incurred on behalf of NADL. At December 31, 2010, the Company owes NADL A$24,896 under the agreement.

During the 2010 year, the Company took additional private placements of shares of common stock in Northern Capital Resources Corp (“NCRC”). At December 31, 2010, the Company held 31.46% of the shares of NCRC. The Company’s President and Chief Executive Officer and one of its independent Directors (Dr Tyrwhitt) are President and Chief Executive Officer and Director respectively of NCRC and certain companies with which the Company’s President is affiliated own approximately 39.85% of the outstanding shares of NCRC. The amount due from NCRC at December 31, 2010 was A$220,877 and is included under non-current assets – advances to affiliates.

Transactions with Management.

We have a written policy that we will not enter into any transaction with an Officer, Director or affiliate of us or any member of their families unless the transaction is approved by a majority of our disinterested non-employee Directors and the disinterested majority determines that the terms of the transaction are no less favourable to us than the terms available from non-affiliated third parties or are otherwise deemed to be fair to us at the time authorized.

PROPOSAL 2

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are asking stockholders to approve a non-binding advisory resolution on compensation of our named executive officers as described in the “Compensation Discussion and Analysis,” the compensation tables and related narrative discussion included in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2010 executive compensation programs and policies and the compensation paid to the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this Proxy Statement.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Because your vote on this proposal is advisory, it will not be binding on us, the Board or the Compensation Committee. However, your advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders, and is consistent with our commitment to high standards of corporate governance.

Proposed Resolution

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the “Compensation Discussion and Analysis,” compensation tables and related-narrative discussion in this 2011 Proxy Statement, is hereby APPROVED.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, the proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION FOR THE REASONS OUTLINED BELOW.

Our executive compensation program is composed of salary, short-term incentives and long-term incentives and is designed to:

•	motivate executives to achieve business goals that drive value for our stockholders;
•	provide competitive compensation opportunities to attract and retain highly qualified executives;
•	offer performance-based compensation that emphasizes Legend’s long-term performance, including our high safety and social responsibility standards;
•	provide a mix of cash and equity compensation based on financial and non-financial performance; and
•	provide incentives to improve performance without taking excessive risks.

Our compensation program for our named executive officers includes the following elements:

•
Long-term equity compensation has multi-year performance-based vesting. Long-term equity compensation is designed to align the interests of our executive officers with those of our stockholders by rewarding management for long-term operational, financial and stock price performance with awards vesting over multi-year periods;

•
A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is critical in achieving this goal. Base salaries provide executives with a base level of monthly income and security, annual cash bonuses provide an incentive for our executives to meet annual financial and non-financial objectives and long-term equity incentive awards link the interests of our executives with our stockholders, which motivates our executives to create long term stockholder value. In addition, we want to ensure that our compensation programs are appropriately designed to encourage executive officer retention, which is accomplished through all of our compensation elements.  We also consider whether the Company’s executive compensation programs encourage excessive risk taking or raise the Company’s risk profile, which we do not believe to be the case and

•	Excluding base salary, all compensation components are discretionary.

We encourage you to read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF
STOCKHOLDERS VOTES ON EXECUTIVE COMPENSATION

In accordance with the recently enacted Dodd-Frank Act, companies are required to provide a separate non-binding stockholder advisory vote on the compensation of our named executive officers once every six years to determine whether the stockholders’ say-on-pay vote should occur every year, every two years or every three years.

In connection with this, we are seeking a non-binding advisory stockholder vote on whether an advisory “Say on Pay” vote (such as Proposal No. 3) should be held every year, every two years or every three years. This proposal is commonly known as a “Say When on Pay” or “Frequency” proposal. The Dodd-Frank Act requires that, after this initial Say When on Pay vote is held, we submit to our stockholders another Say-When-on-Pay vote at least every six years thereafter.

Frequency Vote on Say on Pay

We believe that it is important that our executive compensation program directly links executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. The Board of Directors believes that giving our stockholders the right to cast an advisory Say on Pay vote is a good corporate governance practice and provides the Company with valuable stockholder input on our compensation philosophy, policies and practices.

The Board of Directors and the Compensation Committee value the opinion of our stockholders and will take into account the outcome of the vote when considering the frequency of the advisory vote. Because this Frequency vote is advisory, however, it is non-binding on the Company and the Board of Directors may decide it is in the best interests of the Company and the stockholders to hold an advisory Say on Pay vote on executive compensation more or less frequently than the option approved by our stockholders.

The recommendation of the Board of Directors appears below. Stockholders may specify one of four choices for this Proposal No. 3 on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board of Director’s recommendation.

Board of Directors Recommendation

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO HOLD A VOTE FOR A ONE YEAR FREQUENCY FOR THE NON-BINDING ADVISORY STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Stockholders will vote at the annual meeting to ratify the appointment by the Company of PKF, Certified Public Accountants, a Professional Corporation, as our independent auditors to audit our consolidated financial statements for our fiscal year ending December 31, 2011.  PKF has served as our independent auditors since 2004.

Representatives of PKF are not expected to be present at the Annual Meeting.

The Board recommends that stockholders vote FOR the proposal to ratify the appointment of PKF as our independent auditors for 2011 (Item 3 on the proxy card).

The following table shows the audit fees incurred for fiscal 2010 and 2009.

	2010 A$	2009 A$

Audit fees	212,325	220,199
Audit related fees	-	-
Tax fees	33,054	35,102
Total	245,379	255,301

Audit fees were for the audit of our annual financial statements, review of financial statements included in our 10-Q quarterly reports, and services that are normally provided by independent auditors in connection with our other filings with the SEC.  This category also includes advice on accounting matters that arose during, or as a result of, the audit or review of our interim financial statements.

Tax fees relate to the preparation of the Company’s tax returns and various tax planning and compliance related filings.

As part of its duties, our Audit Committee pre-approves audit and non-audit services performed by our independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by our independent auditors.

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES
OF COMMON STOCK FROM 300,000,000 TO 400,000,000 SHARES

Introduction

Our Certificate of Incorporation currently authorizes the issuance of twenty million (20,000,000) shares of preferred stock and three hundred million (300,000,000) shares of common stock, par value $0.001 per share.  We are proposing a resolution that our Certificate of Incorporation be amended to increase the authorized number of shares from twenty million (20,000,000) shares of preferred stock and three hundred million (300,000,000) shares of common stock to twenty million (20,000,000) shares of preferred stock and four hundred million (400,000,000) shares of common stock.

Current Use of Shares

We currently have on issue 226,407,246 shares of common stock and 24,832,830 options exercisable into shares of common stock, leaving 48,759,924 shares of common stock available for future issuance.  We continue to require additional shares of common stock for the purposes discussed below.

Proposed Amendment to Certificate of Incorporation

The Board of Directors has adopted, subject to stockholders’ approval, an amendment to the Company’s Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance from three hundred million (300,000,000) to four hundred million (400,000,000).  The number of authorized shares of preferred stock will remain at 20 million.  If this proposal is approved by the Company’s stockholders, Article Four of the Certificate of Incorporation will read as follows:

 “The total number of shares of stock which the Corporation is authorized to issue is 420,000,000 shares consisting of 400,000,000 shares of Common Stock having a par value of $.001 per share and 20,000,000 shares of Preferred Stock having a par value of $.001 per share and to be issued in such series and to have such rights, preferences, and designation as determined by the Board of Directors of the Corporation.”

Common Stock

The shares of common stock shall be alike and equal in all respects and shall have one vote for each share.  Dividends payable in cash or in any other medium may be declared by the Board of Directors and paid on the shares of common stock.  In the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the common stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to number of shares of common stock held by them respectively.

Purpose and Effect of the Proposed Amendment

The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with the flexibility to issue common stock for a variety of corporate purposes, such as to raise capital, make acquisitions, affect future stock splits and stock dividends and to adopt additional employee benefit plans or to reserve additional shares for issuance under such plans.  The number of shares of the Company’s common stock was last increased in 2007.

We are currently investigating capital raising to provide funding for the Company’s development of its phosphate assets, mineral exploration programs and working capital. This may result in the issue of further securities.

Other than as described above, the Board of Directors has no immediate plans, understanding, agreements or commitments to issue additional common stock for any purposes.  No additional action or authorization by the Company’s stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the common stock is then listed or quoted.  The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

Under the Company’s Certificate of Incorporation, the Company’s stockholders do not have preemptive rights with respect to common stock.  Thus, should the Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares.  In addition, if the Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

The issuance of the additional shares of common stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company’s existing stockholders.  Issuing additional shares of common stock may also have the effect of delaying or preventing a change of control of the Company.  The Company’s authorized but unissued common stock could be issued in one or more transactions that would make it more difficult or costly, and less likely, a takeover of the Company.  The amendment to the Certificate of Incorporation is not in response to any specific effort of which the Company is aware to obtain control of the Company, and the Board of Directors has no present intention to use the additional shares of common stock in order to impede a takeover attempt.

The amendment will become effective upon filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State.  However, the Board retains discretion under Delaware law not to implement the amendment.  If the Board exercised such discretion, the number of authorized shares would remain at current levels.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

Stockholder proposals that are intended to be included in our proxy statement for our 2012 Annual Meeting pursuant to Proxy Rule 14a-8 must be received by us no later than February 28, 2012, and must otherwise comply with that rule.  For the purpose of Proxy Rule 14a-4(c)(1), other stockholder proposals must be received no later than March 31, 2012, and must otherwise comply with that Rule.

OTHER MATTERS

We know no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

By order of the Board of Directors,

Peter J Lee
Secretary

June 24, 2011

Legend International Holdings, Inc.

*

Vote Your Proxy by Mail: Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼
PROXY
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS.	Votes must be indicated(x) in Black or Blue ink.	☒

1.To elect six Directors:
FOR     ☐  Against     ☐  *FOR ALL NOMINEES EXCEPT  ☐

Nominees:   Joseph Isaac Gutnick, David Stuart Tyrwhitt, Allan Trench, Manish Gupta, Henry Herzog and U.S. Awasthi

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write that nominee’s name in the space provided below.)

__________________________________________________________________

2.         Conduct a non-binding advisory vote on the compensation of the named executive officers
FOR      ☐           Against             ☐           ABSTAIN                ☐

3.         Conduct a non-binding advisory vote on the frequency of stockholders votes on executive compensation
3 YEARS   ☐           2 YEARS           ☐           1 YEAR                   ☐       ABSTAIN ☐

4.         Ratification of Appointment of PKF LLP, Certified Public Accountants, as Independent Auditors
FOR      ☐           Against             ☐           ABSTAIN                ☐

5.         Approve increase in authorized shares of common stock from 300 million to 400 million
FOR      ☐           Against             ☐           ABSTAIN                ☐

6. To Transact Such Other Business As May Properly Come Before The Meeting Or Any Adjournment FOR ☐ Against ☐ ABSTAIN ☐ COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature ___________________________________________	Signature ___________________________________________	Date __________________________ ,2011
NOTE: Please sign exactly as name appears hereon, When shares are held by joint owners, both should sign. When signing as attorney, executor administrator, trustee or guardian, please give title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held July 28, 2011.

The Proxy Statement and our 2011 Annual Report to Stockholders are available at: http://www.cstproxy.com/lgdi/2011

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY

Legend International Holdings, Inc.

2011 ANNUAL MEETING OF STOCKHOLDERS
Thursday, July 28, 2011 at 2:30 pm
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
LEGEND INTERNATIONAL HOLDINGS, INC.

The undersigned appoints Joseph I. Gutnick and Peter Lee, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Legend International Holdings, Inc. held of record by the undersigned at the close of business on June 28, 2011 at the 2011 Annual Meeting of Stockholders of Legend International Holdings, Inc. to be held on July 28, 2011 or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Cut off date will be July 25, 2011.

Please vote and sign on this side and return promptly in the enclosed envelope. Do not forget to date your proxy.

(Continued and to be signed and dated on reverse side.)